As filed with the Securities and Exchange Commission on November 21, 2007

Registration No. 333-140854

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	06-0773922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive offices)	(Zip Code)

BOLT TECHNOLOGY CORPORATION AMENDED AND RESTATED

2006 STOCK OPTION AND RESTRICTED STOCK PLAN

(Full title of the plan)

Raymond M. Soto

Chairman of the Board, President and

Chief Executive Officer

Four Duke Place

Norwalk, Connecticut 06854

(Name and address of agent for service)

(203) 853-0700

(Telephone number, including area code, of agent for service)

with a copy to:

Barbara A. Young, Esq.

Levett Rockwood P.C.

33 Riverside Avenue

Westport, Connecticut 06880

EXPLANATORY NOTE

On February 23, 2007, Bolt Technology Corporation (the “Company”) filed a Registration Statement on Form S-8, Registration No. 333-140854 (the “Registration Statement”), relating to the offering of up to 500,000 shares of common stock, without par value (the “Common Stock”), of the Company pursuant to the Bolt Technology Corporation 2006 Stock Option Plan filed as an Exhibit to the Registration Statement (the “Plan”). On November 20, 2007, the Company’s stockholders approved the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Amended and Restated Plan”), which amends the Plan to provide that of the 500,000 shares of Common Stock subject to the Amended and Restated Plan, up to 500,000 shares of Common Stock may be issued pursuant to the exercise of options and up to 150,000 shares of Common Stock may be awarded pursuant to restricted stock awards in accordance with the terms of the Amended and Restated Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to amend the Registration Statement to relate to the offering of up to 500,000 shares of Common Stock pursuant to the Amended and Restated Plan filed as an Exhibit hereto.

This Post-Effective Amendment No. 1 to the Registration Statement:

1.	amends the Registration Statement to provide that pursuant to Rule 416, this Registration Statement shall also cover such indeterminate number of shares of Common Stock as may become issuable pursuant to the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan as a result of stock splits, stock dividends or similar transactions; and

2.	amends and restates Part II, Item 8 of the Registration Statement as set forth below:

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Form 8-K Current Report, SEC File No. 001-12075, dated November 20, 2007 and filed with the Commission on November 21, 2007).

4.2	Bylaws of the Registrant, amended and restated effective as of November 20, 2007 (incorporated by reference to Exhibit 3.2 to Form 8-K Current Report, SEC File No. 001-12075, dated November 20, 2007 and filed with the Commission on November 21, 2007).

4.3	Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan, together with (i) Form of Incentive Stock Option Agreement, (ii) Form of Nonqualified Stock Option Agreement, (iii) Form of Non-Employee Director Nonqualified Stock Option Agreement, and (iv) Form of Restricted Stock Award Agreement. *

5.1	Opinion of Levett Rockwood P.C. *

23.1	Consent of Levett Rockwood P.C. (contained in Exhibit 5.1). *

23.2	Consent of McGladrey & Pullen, LLP. *

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-8 filed February 23, 2007, Registration No. 333-140854).

*	filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 21, 2007.

BOLT TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Raymond M. Soto
Raymond M. Soto
Chairman of the Board, President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on this 21st day of November, 2007.

Signature	Title

/s/ Raymond M. Soto (Raymond M. Soto)	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joseph Espeso (Joseph Espeso)	Senior Vice President - Finance, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ * (Kevin M. Conlisk)	Director

/s/ * (Michael H. Flynn)	Director

/s/ * (George R. Kabureck)	Director

/s/ * (Joseph Mayerick, Jr.)	Director

/s/ * (Stephen F. Ryan)	Director

Director
(Gerald A. Smith)

Director
(Michael C. Hedger)

*By:	/s/ Raymond M. Soto
Raymond M. Soto
Attorney-In-Fact

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